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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                             --------------------

                                   FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 1, 2001


                             --------------------

                            METASOLV SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                             0-17920                              75-2436509
  (State or other jurisdiction          (Commission File Number)       (I.R.S. Employer Identification No.)
of incorporation or organization)


                      5560 Tennyson Parkway,                    75024
                          Plano, Texas                        (Zip code)
               (Address of principal executive offices)



      Registrant's telephone number, including area code: (972) 403-8300

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ITEM 5.  Other Events.
- ------   ------------

     MetaSolv Software, Inc. (the "Company") announced today that it has reorganized its corporate structure (the "Transaction") pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated December 27, 2000, and effective as of January 1, 2001, among the Company, MetaSolv, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Holdings"), and MS Merger, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings ("Merger Sub"). The Transaction has resulted in the adoption of a holding company organizational structure. The holding company organizational structure was implemented pursuant to Section 251(g) of the General Corporation Law of the State of Delaware and the Agreement by the merger (the "Merger") of Merger Sub with and into the Company so that the Company, as the surviving corporation in the Merger, has become a direct wholly-owned subsidiary of Holdings. Section 251(g) of the DGCL was enacted in order to permit a Delaware corporation to reorganize by merging with or into a direct or indirect wholly owned subsidiary of a holding company without stockholder approval. Section 251(g) also contains provisions intended to ensure that the rights of the stockholders of the corporation are not changed by, or as a result of, such reorganization. Pursuant to the terms of the Agreement:

     (i) each share of common stock of the Company, $.005 par value ("Company Common Stock"), issued and outstanding immediately prior to the Merger has been converted into a share of common stock of Holdings, $.005 par value, having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, as the shares of the Company Common Stock so converted ("Holdings Common Stock");

     (ii) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Merger was converted into a share of Company Common Stock; and

     (iii) each share of capital stock of Holdings issued and outstanding immediately prior to the Merger has been canceled and retired.

     Concurrently with the effective time of the Merger (the "Effective Time"), Holdings, pursuant to the provisions of the Agreement, the Long-Term Incentive Plan of the Company (the "LTIP"), the Employee Stock Purchase Plan of the Company (the "ESPP") and the 1992 Stock Option Plan of the Company (the "1992 Plan"), assumed the Company's obligations under the LTIP, the ESPP and the 1992 Plan.

     The name of Holdings, as the reporting company under the Securities Exchange Act of 1934, will be "MetaSolv, Inc." and the Company, as a wholly-owned subsidiary of Holdings, will retain its name "MetaSolv Software, Inc." Otherwise, except for the name of the corporation, the provisions of the certificate of incorporation of Holdings and the Company are identical. The authorized capital stock of Holdings and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof, are identical to those of the Company. As a result of the provisions of the certificate of incorporation of Holdings and the Agreement, Stockholders will receive securities of the same class evidencing the same proportional interests in Holdings and having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, as those held in the Company.

     In addition, the provisions of the bylaws of Holdings immediately after the Effective Time are identical with the provisions of the bylaws of the Company immediately prior to the Effective Time. The directors of Holdings immediately after the Effective Time are the same individuals who were directors of the Company immediately prior to the Effective Time. The executive officers of Holdings immediately after the Effective Time are the same individuals holding the same executive offices as those of the Company immediately prior to the Effective Time.

     The Transaction will not result in the recognition of income or gain for federal income tax purposes by the stockholders of the Company. The Holdings Common Stock issued in exchange for the previously registered Company Common Stock is listed on the NASDAQ National Market in place of the currently listed Company Common Stock.
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ITEM 7.       Financial Statements and Exhibits.
- ------        ---------------------------------

(a)           Financial statements of businesses acquired.

              Not applicable.

(b)           Pro forma financial information.

              Not applicable.

(c)           Exhibits.

Exhibit
Number                          Description
- -------                         -----------

2.1 Agreement and Plan of Reorganization, dated December 27, 2000, by and among MetaSolv Software, Inc., MetaSolv, and MS Merger, Inc.
99.1          Press Release, dated December 29, 2000.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    METASOLV SOFTWARE, INC.



Date:   January 2, 2001             By:  /s/ James P. Janicki
                                         -------------------------------------
                                    Name:  James P. Janicki
                                    Title: President, Chief Executive Officer
                                            and Director
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                                 EXHIBIT INDEX

  Exhibit
  Number                     Description
  -------                    -----------

   (a)          Financial statements of businesses acquired.

                Not applicable.

   (b)          Pro forma financial information.

                Not applicable.

   (c)          Exhibits

2.1 Agreement and Plan of Reorganization, dated December 27, 2000, by and among MetaSolv Software, Inc., MetaSolv, Inc. and MS Merger, Inc.
99.1            Press Release, dated December 29, 2000.